CERTIFICATE OF
     CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,
                VICE PRESIDENT AND TREASURER
         PURSUANT TO SECTIONS 102, 201, 301 AND 303
                      OF THE INDENTURE

          The undersigned, David H. Murdock and Edward A. Lang, III, do hereby certify that they are the duly appointed and acting Chairman of the Board and Chief Executive Officer, and Vice President and Treasurer, respectively, of DOLE FOOD COMPANY, INC., a Hawaii corporation (the "Company"). Each of the undersigned also hereby certifies in such capacities, pursuant to Sections 102, 201, 301 and 303 of the Indenture, dated as of July 15, 1993, between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly known as Chemical Trust Company of California), as Trustee (the "Indenture"), that:

          A.   There has been established pursuant to
resolutions duly adopted by the Board of Directors of the Company and of a Securities Committee thereof (a copy of such resolutions being attached hereto as Exhibits B and C, respectively), a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

          1. The title of the Securities of the series is "6 3/8% Notes due 2005" (the "Notes").

          2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $300,000,000.

          3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on October 1, 2005 shall be payable to the persons to whom principal is payable on such date.

          4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be October 1, 2005.

          5.   The rates at which the Notes shall bear
     interest shall be 6 3/8% per annum. The date from which interest shall accrue for the Notes shall be October 6, 1998. The Interest Payment Dates on which interest on the Notes shall be payable are April 1 and October 1. The initial interest payment on the Notes shall be made on April 1, 1999. The Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the March 15 and September 15, as the case may be, immediately preceding such Interest
     Payment Date.

          6. The place or places where the principal of and interest on the Notes shall be payable is at the agency of the Trustee maintained for that purpose at the office of Chase Manhattan Bank, 55 Water Street,
     North Building, Securities Window, Second Floor, New
     York, New York, 10041 provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture), and provided further that the Depositary (as defined below), or its nominee, as holder of Global Securities
     (as defined in the Indenture), shall be entitled to receive payments of interest by wire transfer of immediately available funds.

          7. The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.
     Unless the Company defaults in payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on and after the redemption date.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.15%.

          "Business Day" means each Monday, Tuesday,
     Wednesday, Thursday and Friday which is not a day on which banking institutions in Los Angeles, California or New York, New York are authorized or obligated by law or executive order to close.

          "Comparable Treasury Issue" means the United
     States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

          "Quotation Agent" means one of the Reference
     Treasury Dealers appointed by the Company and certified to the Trustee by the Company.

          "Reference Treasury Dealer" means each of Chase Securities Inc., Goldman, Sachs & Co., Deutsche Bank Securities Inc., NationsBanc Montgomery Securities LLC and First Union Capital Markets, a division of Wheat First Securities, Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City ( a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify the same to the Trustee; and any other Primary Treasury Dealer selected by the Company and certified to the Trustee by the Company.

          "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated Maturity at the option of a holder thereof.

          9. The Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          10. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

          11. The following provisions set forth below as Sections 1008 and 1009 (including the definitions set forth thereafter) shall apply to the Notes as if such provisions had been included in the Indenture as Sections 1008 and 1009, respectively, and as if the related definitions had been included in alphabetical order in Section 101 of the Indenture:

"Section 1008. Limitation Upon Mortgages.

          The Company will not itself, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any indebtedness for money borrowed or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed or given in connection with the acquisition of any business, properties or assets, including securities (such indebtedness being hereinafter in this Section called "Indebtedness") secured by a Mortgage on (i) any Principal Property of the Company or any Restricted Subsidiary or
(ii) any shares of capital stock or Indebtedness of any Restricted Subsidiary (which Indebtedness is then held by the Company or any Restricted Subsidiary), without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not Subordinated Debt) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured, unless immediately thereafter, after giving effect thereto, the aggregate amount of all such secured Indebtedness plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 1009, but excluding leases exempt from the prohibition of Section 1009 by Clauses (2) through
(6) thereof) would not exceed 10% of Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Indebtedness in any computation under this Section, Indebtedness secured by:

          (1) Mortgages on, and limited to, property of or shares of capital stock or Indebtedness of any corporation existing at July 15, 1993 or at the time such corporation becomes a Restricted Subsidiary;

          (2) Mortgages in favor of the Company or any Restricted Subsidiary;

          (3) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (4)  (i) if made in the ordinary course of
     business, any Mortgage as security for the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money or the securing of Indebtedness, or (ii) any Mortgage with any governmental agency required or permitted to qualify the Company or any Restricted Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen's compensation, employment insurance, old age pensions, social security or similar matters;

          (5)  Mortgages for taxes, assessments or
     governmental charges or levies if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith by appropriate proceedings;

          (6) Mortgages created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; or Mortgages arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired;

          (7)  Mortgages on, and limited to, property
     (including leasehold estates) or shares of capital stock or Indebtedness, existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Indebtedness incurred prior to, at the time of, or within 120 days after the latest of the acquisition, the completion of construction or the commencement of full operation of such property for the purpose of financing all or any part of the purchase price thereof or construction thereon;

          (8) Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction or development of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible (in whole or in part) in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

          (9)  Mortgages created in connection with a
     project financed with, and created to secure, a Nonrecourse Obligation. For this purpose, "Nonrecourse Obligation" shall mean indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any of its Restricted Subsidiaries or (ii) the financing of a project involving the development or expansion of properties of the Company or any of its Restricted Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the general corporate funds of the Company or any of its Restricted Subsidiaries or any assets of the Company or any of its Restricted Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and funds generated by such assets or project) except pursuant to a covenant to pay to such obligee or to the obligor of such indebtedness or obligation an amount equal to all or a portion of the amount of any dividends received from such obligor within the previous 12 months; or

          (10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing Clauses (1) through (9), to the extent the Indebtedness secured by such Mortgage is not increased from the amount originally so secured, provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property or shares of capital stock or Indebtedness that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Section 1009.  Limitation Upon Sale and Leaseback Transactions.

          Except as hereinafter provided, the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any transaction with any bank, insurance company or other lender or investor, or to which any such bank, company, lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred more than 180 days after the latest of the acquisition, completion of construction or commencement of full operation by the Company or a Restricted Subsidiary to such bank, company, lender or investor, or to any Person to whom funds have been or are to be advanced by such bank, company, lender or investor on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction"); provided, however, that this covenant shall not apply to any Sale and Leaseback Transaction if:

          (1) the Company or such Restricted Subsidiary could create Indebtedness secured by a Mortgage pursuant to Section 1008, excluding from secured Indebtedness in any computation under that Section Indebtedness secured by Mortgages of the type described in Clauses (1) through (10) thereof, on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes, or

          (2)  the Company or a Restricted Subsidiary,
     within 180 days after the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount equal to the greater of the net proceeds from the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board of Directors) to either
     (x) the retirement of Senior Funded Debt of the Company or Funded Debt of a Restricted Subsidiary; provided, however, that notwithstanding the foregoing, no retirement referred to in this Clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision, or (y) purchase of other property which will constitute Principal Property of the Company or its Restricted Subsidiaries having a fair market value, in the opinion of the Board of Directors of the Company, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transaction, or

          (3)  the lease in such Sale and Leaseback
     Transaction is for a period, including renewals, of no more than three years, or

          (4)  the lease in such sale and leaseback
     transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible (in whole or in part) in gross income of the holder by reason of
     Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, or

          (5) the lease payment obligation is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation as defined in Section 1008(9), or

          (6) such arrangement is between the Company and a Restricted Subsidiary or between Restricted
     Subsidiaries.

          "Attributable Debt" means, as to any particular lease under which the Company or any Restricted Subsidiary is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equal to the weighted average interest rate per annum borne by the Securities of each series outstanding hereunder compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Funded Debt" means (a) all indebtedness of the Company and its Restricted Subsidiaries for money borrowed, or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed or given in connection with the acquisition of any business, or the properties or assets thereof, including securities thereof, maturing on, or renewable or extendible at the option of the obligor to, a date more than one year from the date of the determination thereof that is or would be classified as long-term debt on a balance sheet prepared in accordance with generally accepted accounting principles (including any such indebtedness under any revolving credit arrangement with banks), (b) guarantees, direct or indirect, and other contingent obligations of the Company and its Restricted Subsidiaries in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any such indebtedness of others (but not including contingent liabilities on customers' receivables sold with recourse) and (c) amendments, renewals, extensions and refundings of any such indebtedness.

          "Mortgage" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          "Net Tangible Assets" means the net book value of all assets of the Company and Restricted Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, investments in and advances to Subsidiaries other than Restricted Subsidiaries, goodwill, patents and trademarks, less all liabilities of the Company and Restricted
Subsidiaries (except Funded Debt, minority interests in
Restricted Subsidiaries, deferred taxes and general contingency reserves of the Company and Restricted
Subsidiaries), all as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Principal Property" means any manufacturing plant or processing facility, including the equipment constituting a part thereof, which is located within the United States or its territories or possessions, of the Company or a Restricted Subsidiary, having a net book value exceeding 1% of Net Tangible Assets.

          "Restricted Subsidiary" means any Subsidiary of the Company other than any Subsidiary that is engaged primarily in the management, development and sale or financing of real property.

          "Sale and Leaseback Transaction" has the meaning assigned to that term in Section 1009 hereof.

          "Senior Funded Debt" means all Funded Debt except
Subordinated Funded Debt.

          "Subordinated Funded Debt" means any unsecured Funded Debt of the Company which is expressly made subordinate and junior in rank and right of payment to the Securities of each series outstanding hereunder in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

          12. The Notes shall be defeasible as provided in Article THIRTEEN of the Indenture. Section 1303 of the Indenture shall be deemed to be amended for purposes of the Notes only to delete the phrase "Sections 1005 through 1007" appearing twice therein and to replace such phrase with the phrase "Sections 1005 through 1009" in both places.

          13. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          14.  The Notes will be issued in the form of
     Global Securities (as defined in the Indenture).  The
     Depository Trust Company shall be the Depositary (as defined in the Indenture) for the Global Securities.
     The Notes shall only be transferred in accordance with the provisions of Section 305 of the Indenture.

          B.   The form of the Global Securities
representing the Notes is attached hereto as Exhibit A.

          C.   The Trustee is appointed a Paying Agent.

          D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

          E. The undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and a Securities Committee thereof and delivered herewith and has examined the form of Global Securities representing the Notes. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of the series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          F.   The undersigned, by execution of this
Certificate, hereby certify the actions taken by a Securities Committee of the Board of Directors of the Company in determining and setting the specific terms of the Notes and hereby further certify that attached hereto as Exhibits A, B and C, respectively, are the form of Global Securities representing the Notes as duly approved by a Securities Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company on August 17, 1998 and a copy of resolutions duly adopted by a Securities Committee of the Board of Directors as of October 1, 1998, pursuant to which the terms of the Notes set forth above have been established.

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the 6th day of October, 1998.

                              /s/ David H. Murdock
                              -------------------------
                              David H. Murdock
                              Chairman of the Board and
                              Chief Executive Officer

                              /s/ Edward A. Lang, III
                              ----------------------------
                              Edward A. Lang, III
                              Vice President and Treasurer

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